UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

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EMPIRE ENERGY CORPORATION

:

INTERNATIONAL and MALCOLM BENDALL,

:

Plaintiff,

:

-against-

:

NOBLE TRENHAM, DIANE LAWTON,

FIRST GLOBAL CAPITAL VENTURES,

:

EMPIRE VENTURES, LLC, and SMART WIN

INTERNATIONAL, LLC,

:

Defendants.

:

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11 Civ. JURY TRIAL DEMANDED

Exhibit 10.4

COMPLAINT FOR

INJUNCTIVE RELIEF AND DAMAGES

Plaintiffs Empire Energy Corporation International and Malcolm Bendall, by and through their attorney, Paul Batista, P.C., for their Complaint against defendants allege as follows:

Preliminary Statement

1.

As more fully described in the balance of this Complaint, defendants are engaged in flagrant violations of the Securities Exchange Act of 1934, as amended (the “1934 Act”), including the proxy solicitation and tender offer requirements of the 1934 Act and the related rules and regulations promulgated thereunder by the Securities and Exchange Commission (the “SEC”).

2.

Unless restrained, defendant Noble Trenham – a recidivist securities law violator who in March 2010 was permanently barred by the Financial Industry Regulatory Authority (“FINRA”) from association with any member of FINRA – will continue to wage a campaign to oust management of plaintiff Empire Energy Corporation International (“Empire Energy”).

3.

Plaintiff Empire Energy, a Nevada corporation, is a reporting company under the 1934 Act whose common stock trades on the OTC Pink Sheets. Empire Energy is an oil and gas exploration company, devoting substantially all of its efforts to exploration and development of oil and gas in Tasmania, an Australian state. It holds an exploration license awarded by Tasmania. Encompassing significant tracts of land area in Tasmania, the license has been independently valued at billions of dollars.

4.

Defendants have waged an extensive proxy and tender offer campaign in which they have solicited proxies from a significant number of Empire Energy’s public shareholders. Defendant Trenham, for example, distributed a document dated June 15, 2011 (see annexed Exhibit 1) in which he requested that shareholders “support” defendants’ effort “to replace Empire’s management”

5.

Likewise, defendants on or about June 21, 2011 circulated to Empire Energy’s public shareholders a request to provide defendants with proxies to “change Empire’s [m]anagement . . .” See annexed Exhibit 2. They have provided a form of proxy that is completely inconsistent with the proxy requirements.

6.

Defendants’ campaign is based on false, misleading and defamatory statements to shareholders. They have falsely asserted, among other things, that plaintiff Malcolm Bendall, the Chief Executive Officer of the corporate plaintiff, is “a fugitive in London.” See annexed Exhibit 2.

7.

In his destructive, false and highly erratic language, defendant Trenham has stated, “[I]s that any way to run an American public company?. [N]o doubt you will agree with me [i]t is not . . . So [Trenham] and associates are leading a charge to elect a new board [w]hich in turn will change management . . . Join us . . . We will do that via circulating a ‘Consent Document.’” See Exhibit 2; emphasis in original.

8.

Moreover, defendants claim to have recently accumulated direct or indirect control of approximately ten (10%) percent of the common stock of Empire Energy.

9.

Defendants have engaged in this national campaign to seize a public company without any compliance with the federal securities laws. In reality, defendant Trenham and his associates are attempting to steal an asset valued at more than one billion dollars – Empire Energy’s license to develop oil and gas resources in Tasmania – in complete defiance of relevant law. As later allegations in this Complaint will reveal, defendant Trenham is a reckless corporate raider who has previously sought to hijack other public companies and, unless restrained, may well do so again.

Jurisdiction and Venue

10.

This Court has jurisdiction over this matter pursuant to Sections 21(e), 21A and 22 of the 1934 Act, 15 U.S.C. §§78u(e), 78-u-1, and 78aa. Defendants have directly or indirectly made use of the means or instrumentalities of interstate commerce, or of the mails, or the facilities of a national securities exchange in connection with the acts, practices, and courses of business alleged in this Complaint.

11.

Venue is proper in this District pursuant to Section 27 of the 1934 Act, 15 U.S.C. §78aa.

Parties

12.

Plaintiff Empire Energy Corporation International, a corporation organized and existing under the laws of the State of Nevada, has its headquarters in Leawood, Kansas. It is a reporting company under the 1934 Act whose common stock is traded on the OTC Pink Sheets under the ticker symbol EEGC.

13.

Plaintiff Malcolm Bendall is an Australian citizen and Chief Executive Office of Empire Energy.

14.

Upon information and belief, defendant Noble Trenham is a resident and citizen of the State of California with an address at 211 South Orange Grove Boulevard, Suite 7, Pasadena, California 91105.

15.

Upon information and belief, defendant Diane Lawton (“Lawton”) is a resident and citizen of the State of California.

16.

Upon information and belief, defendant First Global Capital Ventures (“First Global”) is a putative entity owned and controlled by defendants Trenham and Lawton and the alter ego of those defendants.

17.

Upon information and belief, defendant Empire Ventures, LLC (“Empire Ventures”) is a putative entity which was recently formed by defendants Trenham and Lawton to pursue the acts that constitute the securities violations that are the subject of this Complaint.

18.

Defendant Smart Win International, LLC (“Smart Win”) is an entity based in Hong Kong that consists of wealthy Chinese nationals and entities. Defendant Smart Win is organized under the laws of the British Virgin Islands with a principal office located at New World Tower 1, 18 Queen’s Road Central, Hong Kong.  Smart Win was at one time a joint venturer with plaintiff Empire Energy in the development of a major drilling project in Tasmania. Smart Win reneged on its joint venture relationship with plaintiff Empire Energy, repudiated its contractual and fiduciary duties to plaintiff, and is now involved with Trenham, Lawton and the other defendants in financing, conducting and engaging in the illegal acts at issue in this action.

Statement of Facts

Common to All Counts

A.

The Origins of the Takeover Campaign

19.

Beginning in or about late 2010, defendants Trenham, Lawton and others devised a plan and scheme to seize control of plaintiff Empire Energy and to remove plaintiff Bendall as the corporation’s Chief Executive Officer.

20.

Since defendant Trenham was a habitual violator of the federal securities laws, an essential component of the plan and scheme was to ignore and avoid all reporting and disclosure requirements imposed under the 1934 Act, including the proxy solicitation regulations under Section 14(a) of the 1934 Act and the tender offer requirements of Section 13 of the 1934 Act. Among other things, Trenham was adjudicated by FINRA in March 2010 to have “circumvented” the “anti-money laundering regulations promulgated pursuant to the Bank Secrecy Act [to] require member firms [of FINRA] to report . . . cash transactions in excess of $10,000.”

21.

As a result of Trenham’s illegal conduct, he was permanently barred by FINRA from all association with any FINRA member, see Department of Enforcement v. Noble B. Trenham, Disciplinary Proceeding No. 2007007377801. Defendant Trenham had earlier been suspended, from May 6, 2005 to June 27, 2005, by FINRA from acting in a principal capacity for any member firm, a suspension order that Trenham was ultimately determined to have violated.

22.

Moreover, defendant Trenham has a long pattern and practice of violating the proxy and tender offer requirements of federal law. The SEC on July 23, 1987, filed a civil injunctive action against Trenham in the U.S. District Court for the District of Columbia alleging that Trenham and a company he controlled, First Wilshire Securities Management, Inc., violated Section 13(d) of the 1934 Act by failing to properly and timely file Schedules 13D in order to disclose defendants’ “true activities and intentions. The [SEC] complaint also alleges that the defendants violated the antifraud provisions by failing to disclose certain aggregate concentrations of stock that they had accumulated in their clients’ accounts [and] failing to disclose certain conflicts or potential conflicts of interest” See SEC News Digest dated July 24, 1987, Issue 87-139.

B.

The Roles of the Defendants

23.

Because of Trenham’s negative history, he and defendant Lawton, who have a close personal and business relationship, recruited defendant Smart Win into the plan to make illegal solicitation efforts directed at the public shareholders of Empire Energy and explicitly designed to seize control of Empire Energy and its immensely valuable asset, the Tasmanian exploration license.

24.

Smart Win’s roles in the illegal scheme include (i) assisting Trenham, Lawton, the other defendants and their associates to formulate and implement the plan and scheme, and (ii) providing the funding and financing to accomplish the objectives of the scheme.

25.

Defendant Smart Win’s participation was and is essential to the scheme. As previously alleged in this Complaint. Smart Win is an entity owned and controlled by wealthy Chinese individuals and entities. It was formed for the purpose of engaging in a joint venture with plaintiff to develop an important drilling site in Tasmania covered by the license held by Empire Energy. As a joint venturer with plaintiff, and as a result of its contracts with plaintiff, Smart Win had access to vital confidential and proprietary information owned by Empire Energy.

26.

Upon information and belief, defendant Trenham has had extensive communications with Smart Win in order to plan and fund defendants’ illegal efforts to seize Empire Energy. Defendant Trenham has traveled to Hong Kong, where Smart Win is based, for meetings with Smart Win’s principals.

C.

The Illegal Conduct

27.

Defendants have initiated numerous contacts with the public shareholders of Empire Energy calculated to induce them to support defendants’ objectives.

28.

Among other things, defendants distributed to public shareholders a document dated June 15, 2011 on the letterhead of defendant Empire Ventures and signed by defendant Trenham. See Exhibit 1. The document was distributed on an unsolicited basis to shareholders of Empire Energy.

29.

The document asserted that defendant Empire Ventures “has been formed to break Empire Energy Corporation International’s Management record of repeated failure [and] restore sanity to corporate management” by replacing plaintiff’s management. See Exhibit 1, document dated June 15, 2011; emphasis in original.

30.

The document also proposed to public shareholders that, among other things, they “[e]lect a new” Board of Directors “which will seat a new management,” “[c]omplete a 20:1 reverse stock split,” and “[i]ssue stock” to defendants.

31.

The document annexed a self-described “consent” form by which defendants requested that the shareholders “consent to replace Empire’s management,” sign the form and return it to defendants.

32.

Defendants in addition have improperly requested that the transfer agent for stock of Empire Energy issue unauthorized stock certificates to or for the benefit of defendants and their associates.

Count I

[For Violation of the

Proxy Solicitation Requirements]

33.

Plaintiffs repeat and reallege each and every allegation of ¶¶1-32, supra.

34.

By reason of the foregoing, defendants have violated the proxy solicitation requirements of Section 14 of the 1934 Act and should be temporarily, preliminarily and permanently enjoined from future violations.

Count II

[For Violation of the

Tender Offer Requirements]

35.

Plaintiffs repeat and reallege each and every allegation of ¶¶1-34, supra.

36.

By reason of the foregoing, defendants have violated the tender offer requirements of Section 13 of the 1934 Act and should be temporarily, preliminarily and permanently enjoined from future violations.

37.

WHEREFORE, plaintiffs Empire Energy Corporation International and Malcolm Bendall respectfully request that the Court enter orders:

(A) Preliminarily and permanently enjoining defendants from, inter alia:

(1) soliciting proxies of shareholders of plaintiff Empire Energy for any purpose;

(2) communicating, either orally or in writing, with shareholders of Empire Energy for the purpose of obtaining their proxies;

(3) offering to purchase shares of shareholders of Empire Energy;

(4) seeking to have any transfer agent of stock of Empire Energy issue or transfer stock certificates of cancel existing and authorized certificates; and

(4) taking any steps to remove plaintiff Malcolm Bendall or any other current officer or employee of defendant Empire Energy; and

(B) Awarding damages in an amount to be determined at trial but believed to exceed $1 billion; and

(C) Granting such other and further relief as the Court determines to be just and proper.

Dated:

New York, New York

August 30, 2011

PAUL BATISTA, P.C.

By /s/ Paul Batista

Paul Batista (PB8717)

Attorney for Plaintiffs

Empire Energy Corporation International

and Malcolm Bendall

26 Broadway, Suite 1900
New York, New York 10004
(212) 980-0070 (Tel)
(212) 344-7677 (Fax)

Batista007@aol.com

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